Exhibit 99.1

           National Beverage Corp. Comments on First Quarter Results

     FT. LAUDERDALE, Fla.--(BUSINESS WIRE)--September 13, 2005--National Beverage Corp. (AMEX:FIZ) today made the following comments relative to its business and the first quarter results ended July 30, 2005.
     Hurricane devastates New Orleans and America's 2005 Business Plan is again 'Under Review'. Those of us who operated businesses in New Orleans and the Gulf Region are considering our options, while all of us are certain to be affected.
     To not exercise caution in the face of 'record' energy costs . . . and all the collateral affects of only that . . . would not be the proper business conduct at this time.

     Notwithstanding the above:

     --   Working capital of $89 million - up 20%.(a)

     --   Shareholders' equity increased 14% to $4.14 per share.(a)

     -- Revenues for the first quarter of FY 2006 were $142.4 million as compared to revenues of $146.5 million for the like period of FY 2005.

     -- Earnings for the quarter were $9.7 million, or $.26 per share (which includes a substantial amount of the previously disclosed sweetener settlement) compared to $8.9 million, or $.24 per share, for the like period of FY 2005.

     (a) July 30, 2005 as compared to July 31, 2004

     Caution . . . will not derail our focus on the use of best practices in managing our business . . . which most certainly include pricing initiatives, cost-containment and the innovation to create efficiencies . . . to wisely produce the most desired results.
     National Beverage produces soft drinks, bottled waters, juices and juice products and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R), LaCroix(R) and Rip It(R).
     Fun & Flavor . . . the National Beverage Way


                       National Beverage Corp.
           Consolidated Results for the Three Months Ended
                    July 30, 2005 and July 31, 2004
               (in thousands, except per share amounts)

                                             Three Months Ended
                                        -----------------------------
                                           July 30,       July 31,
                                            2005           2004
                                        -------------- --------------

Net Sales                                    $142,363       $146,512
                                        ============== ==============

Net Income                                     $9,683         $8,856
                                        ============== ==============

Net Income Per Share:
     Basic                                       $.26           $.24
                                        ============== ==============
     Diluted                                     $.25           $.23
                                        ============== ==============

Average Common Shares Outstanding:
     Basic                                     37,619         37,560
                                        ============== ==============
     Diluted                                   38,259         38,264
                                        ============== ==============

     This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items described in the Company's Securities and Exchange Commission filings and the Company undertakes no obligations to update the forward-looking statements.


     CONTACT: National Beverage Corp., Fort Lauderdale
              Grace A. Keene, 954-581-0922